Exhibit 99.1

Hepion Pharmaceuticals to Present at H.C. Wainwright's 4th Annual NASH Virtual Investor Conference

EDISON, N.J., September 29, 2020 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis (“NASH”), today announced that Dr. Robert Foster, Hepion’s CEO, will present virtually at the H.C. Wainwright 4th Annual NASH Conference on Monday, October 5, 2020 at 4:00 p.m. E.T.

The presentation will be broadcast live and archived on the Company's website at www.hepionpharma.com under “Events” in the Investors section.

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and other types of hepatitis. The Company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilins, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com